SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 31, 2010

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Greenrock Ventures, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-53689 (Commission File Number)	applied for (IRS Employer Identification Number)

c/o William Tay
P.O. Box 42198
Philadelphia, PA 19101

(Address of principal executive offices)

Registrant's telephone number, including area code:    (917) 591-2648

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act

[  ]

Soliciting material pursuant to Rule 14a-12 of the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

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Item 5.01.

Changes in Control of Registrant.

William Tay is the sole stockholder of the Company and owns all of the 31,340,000 issued and outstanding shares of common stock of the Company (“Common Stock”).  On March 29, 2010, Mr. Tay entered into a Share Purchase Agreement (the “Purchase Agreement”) with The Maple Gas Corporation, as nominee (the “Purchaser”), which contemplates that Mr. Tay will sell to the Purchaser 31,140,000 shares (the “Purchased Shares”) of the 31,340,000 shares of Common Stock currently owned by him.  The Purchaser has advised Mr. Tay and the Company that it is acquiring the Purchased Shares for itself, AAM Investments, LLC and Garb Holdings, LLC, as the owners of Maple Carpenter Creek, LLC (“MCC”) and in proportion to their respective ownership interests in MCC.  The Purchaser also intends to distribute a portion of the Purchased Shares to Pegasus Funds, LLC and/or its affiliates in consideration of its services in arranging this transaction and serving as financial advisor to MCC.

The Purchase Agreement contemplates that upon the occurrence of the closing thereunder, Mr. Tay will resign as the sole director and executive officer of the Company and that the designees of the Purchaser will constitute the members of the board of directors and executive officers of the Company.

Closing of the transactions contemplated by the Purchase Agreement is scheduled to occur on or about April 16, 2010 and is subject to customary closing conditions.

MCC is a development stage company principally engaged in the exploration, extraction and distribution of coal from its Montana reserves (Carpenter Creek, Snider, Janich, and Mattfield Ranch).  Although the Purchase Agreement does not contractually obligate it to do so, the Purchaser has entered into the Purchase Agreement for the purpose of ultimately contributing its ownership interest in MCC to the Company (contemporaneous with the contribution by the other owners of MCC) such that MCC would be wholly-owned by the Company (the “Contribution”) and the owners of MCC would own the Purchased Shares in proportion to their ownership interests in MCC.  Consummation of the Contribution, should it occur, would result in the Company no longer being a shell company within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934.  Accordingly, prior to the consummation of the Contribution, should it occur, the Company will provide the information that would be included in a Form 10 if the Company were to file a Form 10 with respect to the combined enterprise of the Company and MCC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosures set forth in Item 5.01 of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenrock Ventures, Inc.

Date:  March 31, 2010

By:

/s/  William Tay

William Tay

President

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